Exhibit 32
WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
          Each of the undersigned, the Chairman of the Board and Chief Executive Officer and Chief Operating Officer, Chief Financial Officer, and Corporate Secretary of Calavo Growers, Inc. (the Company), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the Report), fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: June 8, 2006

/s/ Lecil E. Cole

Lecil E. Cole
Chairman of the Board and
Chief Executive Officer

/s/ Arthur J. Bruno

Arthur J. Bruno
Chief Operating Officer,
Chief Financial Officer and
Corporate Secretary

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